Exhibit 99.1

CONFIDENTIAL

TRANSACTION SYSTEMS ARCHITECTS INC 120 Broadway-Suite 3350 New York, NY 10271 646.348.6700 FAX 212.479.4000	News Release

For more information contact:

William J. Hoelting

Vice President, Investor Relations

402.390.8990

FOR IMMEDIATE RELEASE

FILING OF ANNUAL REPORT ON FORM 10-K DELAYED

FOR IMMEDIATE RELEASE

(NEW YORK — December 14, 2006) — Transaction Systems Architects, Inc. (Nasdaq:TSAI) announced today that the Company will not file its Annual Report on Form 10-K for the year ended September 30, 2006 on the December 14, 2006 required filing date. As announced on October 27, 2006, the Company’s Audit Committee is conducting a voluntary review of its historical stock option grants for all periods from 1995 through the present. That review and the related audit procedures to be performed by the Company’s outside auditors are not complete. The Company intends to continue to devote all available resources with the objective of filing its Form 10-K for such period as promptly as practicable.

The Company presently estimates that the legal, accounting and other expenses to be incurred in the first quarter of fiscal 2007 in connection with the option review will be approximately $3 million, pre-tax, and will be reflected in the Company’s fiscal 2007 first quarter results of operations.

About Transaction Systems Architects, Inc.

The Company’s software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, mobile commerce, smart cards, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company’s solutions are used in more than 1,990 product systems in 83 countries on six continents.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as the Company “believes,” “will,” “expects,” “looks forward to,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding the:

•	Company’s expected timing regarding completion of the audit of its 2006 consolidated financial statements and the filing of its Annual Report on Form 10-K; and

•	results of the option review, and

•	estimated total expenses incurred in the first quarter of 2007 in connection with the options review.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. These factors include, without limitation, the risk that additional information may arise from the preparation of the Company’s financial statements or other subsequent events that would require the Company to make additional adjustments than those previously disclosed. Consequently, no forward-looking statement can be guaranteed. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in the Company’s filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed on December 14, 2005, the Company’s Form 10-Q filed on February 9, 2006, the Company’s form 10-Q filed on May 10, 2006, the Company’s form 10-Q filed on August 9, 2006 and specifically the sections entitled “Factors That May Affect the Company’s Future Results or the Market Price of the Company’s Common Stock.”

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